EXHIBIT 99.1

[Kindred logo appears here]

Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE FOURTH QUARTER RESULTS

AT HIGH END OF COMPANY’S GUIDANCE

Continuing Operations Income of $0.46 per Diluted Share Includes $0.05 of Net Charges

Full Year Continuing Operations Income of $0.87 per Diluted Share Includes $0.59 of Net Charges

Company Reaffirms 2008 EPS Range of $1.25 to $1.35

Company Provides First Quarter 2008 EPS Guidance of $0.22 to $0.27

LOUISVILLE, Ky. (February 19, 2008) – Kindred Healthcare, Inc. (the “Company”) (NYSE:KND) today announced its operating results for the fourth quarter and year ended December 31, 2007. All financial and statistical information included in this press release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated.

Fourth Quarter Highlights:

•	Consolidated revenues exceed $1 billion

— Excluding the institutional pharmacy business that was spun off in July 2007, revenues grew 7% compared to the fourth quarter of 2006

•	Diluted earnings per share reported at $0.46

— Results included $0.05 of net charges

— Excluding the net charges, the Company’s fourth quarter EPS guidance range was $0.46 to $0.51

•	Significant improvement in professional liability cost trends

— As expected, the fourth quarter actuarial review indicated continued favorable claims metrics

— Program costs declined approximately $8 million compared to last year’s fourth quarter

•	Strong hospital admissions growth

— Reported hospital admissions grew 6% compared to last year’s fourth quarter

— Same-store aggregate hospital admissions grew 2%

— Same-store non-government admissions grew 20%

•	Continued improvement in nursing center results

— Fourth quarter operating income up 23% compared to last year’s fourth quarter

— Revenue quality mix improved to 56.4% from 54.3% in the fourth quarter of 2006

•	Continued revenue and contract growth in Peoplefirst Rehabilitation

•	Overhead realignment resulting from institutional pharmacy spin-off completed

•	Company acquired eight previously leased nursing centers for $110 million

•	Proceeds from asset sales totaled $67 million

Fourth Quarter Results

Continuing Operations

Consolidated revenues for the fourth quarter ended December 31, 2007 totaled $1.0 billion compared to $1.1 billion in the same period last year. The decline was primarily attributable to the July 2007 spin-off of the Company’s institutional pharmacy business (the “Spin-off”). Excluding the institutional pharmacy business in both periods, revenues rose approximately 7% in the fourth quarter of 2007 compared to the same period in 2006. Net income from continuing operations for the fourth quarter of 2007 totaled $17.6 million or $0.46 per diluted share compared to $21.4 million or $0.54 per diluted share in the fourth quarter last year. For accounting purposes, the Spin-off was not treated as a discontinued operation. Accordingly, the Company’s historical consolidated results of operations have not been retroactively restated as a result of the Spin-off.

Operating results for the fourth quarter of 2007 included certain items that, in the aggregate, reduced net income by approximately $2.0 million or $0.05 per diluted share. These items included a pretax charge of approximately $1.1 million for costs incurred in connection with the Spin-off, a pretax charge of approximately $1.7 million for professional fees associated with the Company’s strategic planning process and a pretax charge of $0.4 million for employee severance costs. The Company also realized a pretax gain of approximately $0.6 million from an asset sale. In addition, the provision for income taxes included a net charge of $0.4 million related to income tax items associated with the Spin-off. The Company’s fourth quarter 2007 earnings guidance of $0.46 to $0.51 per diluted share from continuing operations excluded the impact of these items.

The Company also recorded certain adjustments in the fourth quarter of 2007, including a pretax charge of approximately $6.6 million related to accounts receivable for certain hospitals acquired in 2006, a pretax credit of approximately $2.6 million to reflect a change in estimate for hospital Medicare in-house accounts receivable and a pretax credit of approximately $3.7 million to adjust certain nursing center Medicaid revenues. The aggregate effect of these adjustments did not have a significant effect on the Company’s consolidated fourth quarter 2007 results of operations.

Operating results for the fourth quarter of 2006 included certain items that, in the aggregate, reduced net income by approximately $1.9 million or $0.05 per diluted share.

Discontinued Operations

During 2006 and 2007, the Company entered into transactions related to the divestiture of unprofitable businesses. For accounting purposes, the historical operating results of these businesses and losses associated with these operations have been classified as discontinued operations in the Company’s consolidated statement of operations for all historical periods.

For the fourth quarter of 2007, the Company reported a net loss from discontinued operations totaling $1.3 million or $0.03 per diluted share compared to net income of $0.7 million or $0.02 per diluted share in the fourth quarter of 2006.

Fiscal Year Results

Continuing Operations

Consolidated revenues for the year ended December 31, 2007 increased 2% to $4.2 billion from $4.1 billion in 2006. Excluding the institutional pharmacy business in both periods, revenues rose 8% in fiscal 2007 compared to the prior year. Net income from continuing operations totaled $34.7 million or $0.87 per diluted share in 2007 compared to $76.7 million or $1.87 per diluted share in 2006.

Operating results in 2007 included certain items that, in the aggregate, reduced net income by approximately $23.8 million or $0.59 per diluted share. In addition to the items reported in the fourth quarter of 2007, these items included additional costs incurred in connection with the Spin-off, additional employee severance costs, the favorable settlement of a rehabilitation therapy contract dispute from prior years, an unfavorable judgment rendered in connection with a civil dispute with a hospital vendor, additional income tax items associated with the Spin-off and the favorable resolution of certain income tax contingencies for prior years.

Operating results for 2006 included certain items that, in the aggregate, reduced net income by approximately $0.2 million or $0.01 per diluted share.

Discontinued Operations

In 2007, the Company reported a net loss from discontinued operations totaling $4.6 million or $0.11 per diluted share compared to net income of $2.0 million or $0.05 per diluted share in 2006.

Management Commentary

“We are pleased to report solid overall fourth quarter results across each of our three divisions,” remarked Paul J. Diaz, President and Chief Executive Officer of the Company. “In our first full quarter of operations following the Spin-off, successful execution of our key business drivers and significant improvement in professional liability costs resulted in financial performance at the high end of our earnings guidance.”

Commenting further on the Company’s fourth quarter results, Mr. Diaz noted, “In our hospital business, we continued to achieve same-store admissions growth compared to last year’s fourth quarter. In particular, our same-store non-government admissions grew 20% in the period, reflecting continued execution of our sales and marketing strategy. Despite some softness in non-government pricing, higher patient volumes and related operating efficiencies produced solid hospital operating margins in the quarter. Our nursing centers continued to report stronger results consistent with better employee retention, significant reductions in contract labor, improvements in our quality indicators and higher levels of customer service. Peoplefirst Rehabilitation reported its fourteenth quarter of sequentially higher revenues as we further expanded our external customer base. We also have achieved our goal of realigning our overhead costs following the Spin-off. Finally, as we expected, our professional liability cost trends continued to improve across all of our business lines, resulting in program costs that were $8 million less than those recorded in the fourth quarter of 2006.”

With respect to the Company’s full-year results, Mr. Diaz said, “Fiscal 2007 was a year in which we repositioned the Company for future growth and created more value for our patients and their families, our employees and our shareholders. Despite continued reimbursement pressures, particularly in our hospital business, we delivered solid operating results that were in line with the earnings guidance that we provided to investors in the early part of the year. We also completed the Spin-off, a tax-free transaction for our shareholders that created the new PharMerica Corporation (NYSE:PMC), a leading institutional pharmacy company. In addition, we consummated a major transaction with Ventas, Inc. (“Ventas”) (NYSE:VTR) which allowed us to dispose of 22 under-performing assets that comprised approximately 10% of this leased portfolio. The Ventas transaction also eliminated the out-of-market lease provisions related to insurance requirements and facility bed management restrictions, providing the Company with more operational flexibility going forward. In an effort to further enhance shareholder value, we also repurchased $50 million of our common stock in 2007, reducing our diluted share count by over 3% compared to last year’s fourth quarter.”

Commenting on the Company’s acquisition and development activities, Mr. Diaz remarked, “During 2007, we added four hospitals (286 licensed beds), nine nursing centers (1,152 licensed beds) and a rehabilitative services company serving 22 nursing center customers. We also opened a new replacement hospital in Indianapolis that increased our capacity in that market. In addition, we acquired eight previously leased nursing centers for approximately $110 million in the fourth quarter. Our acquisition and development program both strengthened our existing market position and expanded our services in new markets. Looking forward, our ongoing development activities will focus on the completion of seven new hospital projects already underway, as well as selective opportunities to broaden our nursing center and Peoplefirst Rehabilitation businesses.”

Mr. Diaz continued, “Our ability to finance future growth opportunities was significantly enhanced upon the successful amendment of our revolving credit agreement in July 2007. These amendments increased the aggregate amount of the credit to $500 million, provided for further increases in the amount of the credit under certain conditions, allowed for higher levels of capital investment and restricted payments such as share repurchases and dividends and reduced borrowing costs by approximately 75 basis points.”

With regard to the Company’s efforts to divest unprofitable facilities, Mr. Diaz stated, “In 2007, we sold 14 facilities that we acquired from Ventas for approximately $67 million and we expect to sell the remaining eight facilities for $13 million to $23 million in 2008. The aggregate proceeds from these transactions of $80 million to $90 million are consistent with our prior expectations.”

Mr. Diaz concluded, “We are pleased with our overall performance in 2007. It was a year in which we built a stronger, more strategic operating portfolio that will better meet the needs of our patients, employees and shareholders. We are looking forward to making further progress in clinical quality, human resource development and customer service as we continue to differentiate Kindred in each of our local healthcare markets.”

2008 Earnings Guidance – Continuing Operations

The Company reaffirmed its 2008 earnings guidance for continuing operations. The Company expects consolidated revenues for 2008 to approximate $4.2 billion. Operating income, or earnings before interest, income taxes, depreciation, amortization and rents, is expected to range from $565 million to $571 million. Rent expense is expected to approximate $345 million, while depreciation, amortization and net interest expense are expected to approximate $134 million. Net income from continuing operations for 2008 is expected to approximate $49 million to $53 million or $1.25 to $1.35 per diluted share (based upon diluted shares of 39 million).

The Company also provided its earnings outlook for the first quarter of 2008, estimating net income from continuing operations to range from $8 million to $11 million or $0.22 to $0.27 per diluted share (based upon diluted shares of 39 million).

The Company indicated that the earnings guidance reflects the estimated impact of the Medicare, Medicaid and SCHIP Extension Act and the proposed rules issued by the Centers for Medicare and Medicaid Services on January 22, 2008 related to long-term acute care (“LTAC”) hospitals. The guidance does not reflect any repurchases of common stock or other significant changes in reimbursement and does not take into account the impact of any material acquisitions or divestitures.

Webcast of Conference Call

As previously announced, investors and the general public can access a live webcast of the fourth quarter and year end 2007 conference call through a link on Kindred’s website at www.kindredhealthcare.com. The conference call will be held February 20, 2008 at 10:00 a.m. Eastern Time.

A telephone replay of the conference call will be available at approximately 12:00 p.m. on February 20 by dialing (719) 457-0820, access code: 5759644. The replay will be available through February 27.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the Company’s ability to operate pursuant to the terms of its debt obligations and its master leases with Ventas; (b) the Company’s ability to meet its rental and debt service obligations; (c) adverse developments with respect to the Company’s results of operations or liquidity; (d) the Company’s ability to attract and retain key executives and other healthcare personnel; (e) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel; (f) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (g) changes in the reimbursement rates or methods of payment from third party payors, including the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for LTAC hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for the Company’s nursing centers; (h) the impact of the Medicare, Medicaid and SCHIP Extension Act, including the ability of the Company’s hospitals to adjust to potential LTAC certification and the three-year moratorium on future hospital development; (i) national and regional economic conditions, including their effect on the availability and cost of labor, materials and other services; (j) the Company’s ability to control costs, particularly labor and employee benefit costs; (k) the Company’s ability to successfully pursue its development activities and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations; (l) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims; (m) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; (n) the Company’s ability to successfully dispose of unprofitable facilities, including those recently acquired from Ventas; and (o) the Company’s ability to ensure and maintain an effective system of internal controls over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

As noted above, the Company’s earnings guidance includes the financial measure referred to as operating income. The Company’s management uses operating income as a meaningful measure of operational performance in addition to other measures. The Company uses operating income to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes this measurement is important because securities analysts and investors use this measurement to compare the Company’s performance to other companies in the healthcare industry. The Company believes that net income from continuing operations is the most comparable measure, in relation to generally accepted accounting principles, to operating income. Readers of the Company’s financial information should consider net income from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating income should be considered in addition to, not as a substitute for, or superior to, financial measures based upon generally accepted accounting principles as an indicator of operating performance. A reconciliation of the estimated operating income to net income from continuing operations provided in the Company’s earnings guidance is included in this press release.

About Kindred Healthcare

Kindred Healthcare, Inc. (NYSE:KND) is a Fortune 500 healthcare services company, based in Louisville, Kentucky, with annual revenues of over $4 billion. Kindred through its subsidiaries operates long-term acute care hospitals, skilled nursing centers and a contract rehabilitation services business, Peoplefirst Rehabilitation Services, in approximately 630 locations in 40 states across the United States. Kindred’s 52,500 employees are committed to providing high quality patient care and outstanding customer service to become the most trusted and respected provider of healthcare services in every community we serve. For more information, go to www.kindredhealthcare.com.

KINDRED HEALTHCARE, INC.

Financial Summary

(In thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2007	2006	2007	2006
Revenues	$1,005,573	$1,067,970	$4,220,266	$4,130,052

Income from continuing operations	$17,610	$21,386	$34,720	$76,663
Discontinued operations, net of income taxes:
Income (loss) from operations	(1,265)	762	(4,569)	2,080
Loss on divestiture of operations	(53)	(7)	(77,021)	(32)

Net income (loss)	$16,292	$22,141	$(46,870)	$78,711

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.47	$0.55	$0.90	$1.96
Discontinued operations:
Income (loss) from operations	(0.03)	0.02	(0.12)	0.05
Loss on divestiture of operations	—	—	(1.99)	—

Net income (loss)	$0.44	$0.57	$(1.21)	$2.01

Diluted:
Income from continuing operations	$0.46	$0.54	$0.87	$1.87
Discontinued operations:
Income (loss) from operations	(0.03)	0.02	(0.11)	0.05
Loss on divestiture of operations	—	—	(1.93)	—

Net income (loss)	$0.43	$0.56	$(1.17)	$1.92

Shares used in computing earnings (loss) per common share:
Basic	37,365	39,120	38,791	39,108
Diluted	38,366	39,784	39,983	40,923

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2007	2006	2007	2006
Revenues	$1,005,573	$1,067,970	$4,220,266	$4,130,052

Salaries, wages and benefits	581,054	573,126	2,386,702	2,243,106
Supplies	78,331	181,509	550,987	676,326
Rent	86,530	82,299	347,560	297,663
Other operating expenses	199,971	170,405	754,041	669,482
Other income	(4,500)	—	(7,701)	—
Depreciation and amortization	32,261	31,186	121,767	117,422
Interest expense	5,743	3,071	17,044	13,920
Investment income	(4,920)	(3,834)	(16,155)	(14,495)

	974,470	1,037,762	4,154,245	4,003,424

Income from continuing operations before income taxes	31,103	30,208	66,021	126,628
Provision for income taxes	13,493	8,822	31,301	49,965

Income from continuing operations	17,610	21,386	34,720	76,663
Discontinued operations, net of income taxes:
Income (loss) from operations	(1,265)	762	(4,569)	2,080
Loss on divestiture of operations	(53)	(7)	(77,021)	(32)

Net income (loss)	$16,292	$22,141	$(46,870)	$78,711

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.47	$0.55	$0.90	$1.96
Discontinued operations:
Income (loss) from operations	(0.03)	0.02	(0.12)	0.05
Loss on divestiture of operations	—	—	(1.99)	—

Net income (loss)	$0.44	$0.57	$(1.21)	$2.01

Diluted:
Income from continuing operations	$0.46	$0.54	$0.87	$1.87
Discontinued operations:
Income (loss) from operations	(0.03)	0.02	(0.11)	0.05
Loss on divestiture of operations	—	—	(1.93)	—

Net income (loss)	$0.43	$0.56	$(1.17)	$1.92

Shares used in computing earnings (loss) per common share:
Basic	37,365	39,120	38,791	39,108
Diluted	38,366	39,784	39,983	40,923

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(In thousands, except per share amounts)

	December 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$32,877	$20,857
Cash – restricted	5,360	5,757
Insurance subsidiary investments	231,693	227,865
Accounts receivable less allowance for loss	598,108	588,166
Inventories	22,035	49,533
Deferred tax assets	59,936	62,512
Income taxes	43,128	10,652
Other	20,510	28,106

	1,013,647	993,448

Property and equipment	1,226,111	1,027,112
Accumulated depreciation	(542,773)	(475,882)

	683,338	551,230

Goodwill	69,100	107,852
Intangible assets less accumulated amortization	79,956	117,345
Assets held for sale	15,837	9,113
Insurance subsidiary investments	49,166	52,977
Deferred tax assets	113,854	96,252
Other	54,654	87,910

	$2,079,552	$2,016,127

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$180,367	$158,085
Salaries, wages and other compensation	261,608	280,039
Due to third party payors	41,980	27,784
Professional liability risks	64,740	65,497
Other accrued liabilities	80,663	75,522
Long-term debt and capital lease obligation due within one year	584	71

	629,942	606,998

Long-term debt	275,814	130,090
Capital lease obligation	15,760	—
Professional liability risks	186,652	184,749
Deferred credits and other liabilities	109,260	98,712

Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 38,339 shares – December 31, 2007 and 39,978 shares – December 31, 2006	9,585	9,994
Capital in excess of par value	790,367	793,054
Accumulated other comprehensive income	1,250	1,246
Retained earnings	60,922	191,284

	862,124	995,578

	$2,079,552	$2,016,127

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(In thousands)

	Three months ended December 31,		Year ended December 31,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income (loss)	$16,292	$22,141	$(46,870)	$78,711
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	32,261	32,476	124,280	124,042
Amortization of stock-based compensation costs	3,523	4,197	31,222	18,557
Provision for doubtful accounts	6,599	6,236	30,093	35,149
Deferred income taxes	7,896	12,304	(9,148)	(1,976)
Loss on divestiture of discontinued operations	53	7	77,021	32
Other	(1,857)	(3,509)	(4,022)	(7,826)
Change in operating assets and liabilities:
Accounts receivable	33,132	40,833	(97,292)	(141,220)
Inventories and other assets	4,620	3,978	18,123	(10,713)
Accounts payable	13,718	14,826	6,804	20,805
Income taxes	(1,388)	(16,366)	11,477	(12,875)
Due to third party payors	(6,595)	(633)	14,196	1,142
Other accrued liabilities	(45,602)	(27,525)	7,499	26,156

Net cash provided by operating activities	62,652	88,965	163,383	129,984

Cash flows from investing activities:
Purchase of property and equipment	(53,476)	(51,320)	(186,488)	(151,074)
Acquisitions	(112,993)	(419)	(351,097)	(135,086)
Sale of assets	66,798	3,134	148,490	13,644
Purchase of insurance subsidiary investments	(28,534)	(50,482)	(142,897)	(215,969)
Sale of insurance subsidiary investments	24,882	53,221	151,725	230,830
Net change in insurance subsidiary cash and cash equivalents	(3,129)	(8,295)	(6,246)	(12,583)
Net change in other investments	1,000	925	1,514	1,668
Other	12,256	(6,787)	4,982	(5,860)

Net cash used in investing activities	(93,196)	(60,023)	(380,017)	(274,430)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	457,300	401,800	1,746,600	1,459,900
Repayment of borrowings under revolving credit	(416,500)	(445,900)	(1,600,800)	(1,330,700)
Repayment of long-term debt	(18)	(17)	(71)	(3,311)
Payment of deferred financing costs	(1,001)	(7)	(3,059)	(1,177)
Proceeds from borrowing related to spin-off transaction	—	—	125,000	—
Issuance of common stock	415	534	10,465	143,900
Repurchase of common stock	—	—	(49,997)	(194,310)
Other	5,596	22,151	516	7,581

Net cash provided by (used in) financing activities	45,792	(21,439)	228,654	81,883

Change in cash and cash equivalents	15,248	7,503	12,020	(62,563)
Cash and cash equivalents at beginning of period	17,629	13,354	20,857	83,420

Cash and cash equivalents at end of period	$32,877	$20,857	$32,877	$20,857

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

	2006 Quarters					2007 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Revenues	$997,124	$1,040,814	$1,024,144	$1,067,970	$4,130,052	$1,108,989	$1,096,245	$1,009,459	$1,005,573	$4,220,266

Salaries, wages and benefits	540,980	561,284	567,716	573,126	2,243,106	603,552	603,047	599,049	581,054	2,386,702
Supplies	161,125	165,313	168,379	181,509	676,326	181,635	181,121	109,900	78,331	550,987
Rent	65,671	71,235	78,458	82,299	297,663	84,672	88,273	88,085	86,530	347,560
Other operating expenses	162,185	168,209	168,683	170,405	669,482	182,434	177,587	194,049	199,971	754,041
Other income	—	—	—	—	—	—	—	(3,201)	(4,500)	(7,701)
Depreciation and amortization	26,764	28,664	30,808	31,186	117,422	28,202	30,388	30,916	32,261	121,767
Interest expense	2,649	3,533	4,667	3,071	13,920	3,595	2,692	5,014	5,743	17,044
Investment income	(3,690)	(3,443)	(3,528)	(3,834)	(14,495)	(3,833)	(3,617)	(3,785)	(4,920)	(16,155)

	955,684	994,795	1,015,183	1,037,762	4,003,424	1,080,257	1,079,491	1,020,027	974,470	4,154,245

Income (loss) from continuing operations before income taxes	41,440	46,019	8,961	30,208	126,628	28,732	16,754	(10,568)	31,103	66,021
Provision (benefit) for income taxes	17,191	19,555	4,397	8,822	49,965	12,207	7,111	(1,510)	13,493	31,301

Income (loss) from continuing operations	24,249	26,464	4,564	21,386	76,663	16,525	9,643	(9,058)	17,610	34,720
Discontinued operations, net of income taxes:
Income (loss) from operations	(447)	3,517	(1,752)	762	2,080	(1,426)	(1,874)	(4)	(1,265)	(4,569)
Gain (loss) on divestiture of operations	157	(308)	126	(7)	(32)	(7,266)	(69,702)	—	(53)	(77,021)

Net income (loss)	$23,959	$29,673	$2,938	$22,141	$78,711	$7,833	$(61,933)	$(9,062)	$16,292	$(46,870)

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.66	$0.64	$0.12	$0.55	$1.96	$0.42	$0.24	$(0.23)	$0.47	$0.90
Discontinued operations:
Income (loss) from operations	(0.01)	0.08	(0.05)	0.02	0.05	(0.03)	(0.05)	—	(0.03)	(0.12)
Gain (loss) on divestiture of operations	—	(0.01)	—	—	—	(0.19)	(1.76)	—	—	(1.99)

Net income (loss)	$0.65	$0.71	$0.07	$0.57	$2.01	$0.20	$(1.57)	$(0.23)	$0.44	$(1.21)

Diluted:
Income (loss) from continuing operations	$0.59	$0.62	$0.11	$0.54	$1.87	$0.41	$0.24	$(0.23)	$0.46	$0.87
Discontinued operations:
Income (loss) from operations	(0.01)	0.08	(0.04)	0.02	0.05	(0.03)	(0.05)	—	(0.03)	(0.11)
Gain (loss) on divestiture of operations	—	(0.01)	—	—	—	(0.18)	(1.71)	—	—	(1.93)

Net income (loss)	$0.58	$0.69	$0.07	$0.56	$1.92	$0.20	$(1.52)	$(0.23)	$0.43	$(1.17)

Shares used in computing earnings (loss) per common share:
Basic	36,576	41,695	39,014	39,120	39,108	39,212	39,591	39,013	37,365	38,791
Diluted	41,091	42,956	39,769	39,784	40,923	39,997	40,645	39,013	38,366	39,983

KINDRED HEALTHCARE, INC.

Business Segment Data

(In thousands)

	2006 Quarters					2007 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth		Year
Revenues:
Hospital division	$426,269	$435,787	$402,884	$445,730	$1,710,670	$459,806	$437,473	$427,199	$447,794		$1,772,272
Health services division	426,602	459,036	463,944	469,738	1,819,320	485,635	496,399	508,191	524,561		2,014,786
Rehabilitation division	71,162	74,376	76,003	78,565	300,106	83,756	85,288	88,284	95,069		352,397
Pharmacy division	157,214	159,926	170,443	165,025	652,608	174,704	173,407	58,000	—		406,111

	1,081,247	1,129,125	1,113,274	1,159,058	4,482,704	1,203,901	1,192,567	1,081,674	1,067,424		4,545,566
Eliminations:
Rehabilitation	(51,321)	(54,448)	(54,394)	(55,374)	(215,537)	(58,917)	(59,251)	(59,721)	(61,851)		(239,740)
Pharmacy	(32,802)	(33,863)	(34,736)	(35,714)	(137,115)	(35,995)	(37,071)	(12,494)	—		(85,560)

	(84,123)	(88,311)	(89,130)	(91,088)	(352,652)	(94,912)	(96,322)	(72,215)	(61,851)		(325,300)

	$997,124	$1,040,814	$1,024,144	$1,067,970	$4,130,052	$1,108,989	$1,096,245	$1,009,459	$1,005,573		$4,220,266

Income (loss) from continuing operations:
Operating income (loss):
Hospital division	$102,970	$104,772	$73,890	$103,113	$384,745	$99,748	$85,696	$82,566	$94,189	(a)	$362,199
Health services division	48,077	62,598	59,784	71,393	241,852	61,669	71,953	75,166	87,961		296,749
Rehabilitation division	4,239	8,453	8,857	8,813	30,362	10,044	9,097	8,309	7,076		34,526
Pharmacy division	16,729	15,139	16,152	441	48,461	9,243	7,883	431	—		17,557
Corporate:
Overhead	(37,334)	(43,257)	(37,683)	(38,883)	(157,157)	(37,794)	(38,506)	(54,954)	(36,463	) (b,c)	(167,717)
Insurance subsidiary	(1,847)	(1,697)	(1,634)	(1,947)	(7,125)	(1,542)	(1,633)	(1,856)	(2,046)		(7,077)

	(39,181)	(44,954)	(39,317)	(40,830)	(164,282)	(39,336)	(40,139)	(56,810)	(38,509)		(174,794)

Operating income	132,834	146,008	119,366	142,930	541,138	141,368	134,490	109,662	150,717		536,237
Rent	(65,671)	(71,235)	(78,458)	(82,299)	(297,663)	(84,672)	(88,273)	(88,085)	(86,530)		(347,560)
Depreciation and amortization	(26,764)	(28,664)	(30,808)	(31,186)	(117,422)	(28,202)	(30,388)	(30,916)	(32,261)		(121,767)
Interest, net	1,041	(90)	(1,139)	763	575	238	925	(1,229)	(823)		(889)

Income (loss) from continuing operations before income taxes	41,440	46,019	8,961	30,208	126,628	28,732	16,754	(10,568)	31,103		66,021
Provision (benefit) for income taxes	17,191	19,555	4,397	8,822	49,965	12,207	7,111	(1,510)	13,493		31,301

	$24,249	$26,464	$4,564	$21,386	$76,663	$16,525	$9,643	$(9,058)	$17,610		$34,720

(a)	Includes employee severance costs of $0.4 million.
(b)	Includes costs of $1.1 million incurred in connection with the Spin-off.
(c)	Includes $1.7 million of professional fees associated with the Company’s strategic planning process and $0.6 million gain from an asset sale.

KINDRED HEALTHCARE, INC.

Business Segment Data (Continued)

(In thousands)

	2006 Quarters					2007 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Rent:
Hospital division	$26,134	$29,099	$31,950	$33,903	$121,086	$34,648	$36,129	$36,001	$36,940	$143,718
Health services division	37,310	39,851	44,053	45,799	167,013	47,239	48,985	50,078	48,245	194,547
Rehabilitation division	869	897	932	999	3,697	1,069	1,133	1,180	1,259	4,641
Pharmacy division	1,280	1,316	1,448	1,510	5,554	1,642	1,943	740	—	4,325
Corporate	78	72	75	88	313	74	83	86	86	329

	$65,671	$71,235	$78,458	$82,299	$297,663	$84,672	$88,273	$88,085	$86,530	$347,560

Depreciation and amortization:
Hospital division	$10,902	$11,452	$12,142	$11,789	$46,285	$9,083	$10,027	$11,156	$12,038	$42,304
Health services division	8,410	9,302	9,949	10,590	38,251	10,981	11,825	13,284	14,572	50,662
Rehabilitation division	80	115	127	211	533	236	273	284	383	1,176
Pharmacy division	1,797	1,857	2,594	2,587	8,835	2,816	2,760	934	—	6,510
Corporate	5,575	5,938	5,996	6,009	23,518	5,086	5,503	5,258	5,268	21,115

	$26,764	$28,664	$30,808	$31,186	$117,422	$28,202	$30,388	$30,916	$32,261	$121,767

Capital expenditures, excluding acquisitions (including discontinued operations):
Hospital division	$15,365	$14,105	$16,535	$24,149	$70,154	$20,765	$25,909	$23,505	$24,905	$95,084
Health services division	5,225	11,151	12,849	12,004	41,229	6,696	10,460	13,908	15,876	46,940
Rehabilitation division	19	130	146	308	603	118	253	385	1,281	2,037
Pharmacy division	2,057	2,219	2,581	2,994	9,851	1,712	1,613	790	—	4,115
Corporate:
Information systems	2,514	8,958	5,376	11,298	28,146	4,457	5,765	4,668	9,541	24,431
Other	115	177	232	567	1,091	274	734	11,000	1,873	13,881

	$25,295	$36,740	$37,719	$51,320	$151,074	$34,022	$44,734	$54,256	$53,476	$186,488

KINDRED HEALTHCARE, INC.

Business Segment Data (Continued)

(Unaudited)

	2006 Quarters					2007 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Hospital data:
End of period data:
Number of hospitals	79	79	79	80		81	81	83	84
Number of licensed beds	6,127	6,143	6,139	6,199		6,319	6,378	6,495	6,567

Revenue mix % (a):
Medicare	64	62	60	58	61	60	58	56	57	58
Medicaid	7	9	10	13	10	10	10	11	11	10
Medicare Advantage	n/a	n/a	n/a	n/a	n/a	n/a	4	6	7	4
Commercial insurance and other	29	29	30	29	29	30	28	27	25	28

Admissions:
Medicare	7,729	7,278	6,912	7,403	29,322	7,745	7,160	6,884	7,473	29,262
Medicaid	913	1,018	1,031	1,023	3,985	1,067	1,021	1,115	1,072	4,275
Medicare Advantage	n/a	n/a	n/a	n/a	n/a	n/a	391	600	696	1,687
Commercial insurance and other	1,903	1,944	1,874	1,980	7,701	2,278	1,858	1,730	1,786	7,652

	10,545	10,240	9,817	10,406	41,008	11,090	10,430	10,329	11,027	42,876

Admissions mix %:
Medicare	73	71	70	71	71	70	69	67	68	68
Medicaid	9	10	11	10	10	10	10	11	10	10
Medicare Advantage	n/a	n/a	n/a	n/a	n/a	n/a	3	6	6	4
Commercial insurance and other	18	19	19	19	19	20	18	16	16	18

Patient days:
Medicare	209,795	209,644	198,213	212,602	830,254	213,622	205,545	196,927	207,733	823,827
Medicaid	37,608	50,155	51,658	53,650	193,071	53,346	52,286	52,548	54,995	213,175
Medicare Advantage	n/a	n/a	n/a	n/a	n/a	n/a	14,013	18,612	22,583	55,208
Commercial insurance and other	65,772	70,440	71,425	75,549	283,186	83,292	71,928	66,602	68,169	289,991

	313,175	330,239	321,296	341,801	1,306,511	350,260	343,772	334,689	353,480	1,382,201

Average length of stay:
Medicare	27.1	28.8	28.7	28.7	28.3	27.6	28.7	28.6	27.8	28.2
Medicaid	41.2	49.3	50.1	52.4	48.4	50.0	51.2	47.1	51.3	49.9
Medicare Advantage	n/a	n/a	n/a	n/a	n/a	n/a	35.8	31.0	32.4	32.7
Commercial insurance and other	34.6	36.2	38.1	38.2	36.8	36.6	38.7	38.5	38.2	37.9
Weighted average	29.7	32.2	32.7	32.8	31.9	31.6	33.0	32.4	32.1	32.2

Revenues per admission (a):
Medicare	$35,182	$36,959	$34,788	$35,156	$35,524	$35,532	$35,373	$34,837	$34,468	$35,058
Medicaid	34,196	40,107	40,599	54,035	42,456	42,911	44,265	40,719	44,689	43,109
Medicare Advantage	n/a	n/a	n/a	n/a	n/a	n/a	49,038	41,075	41,527	43,107
Commercial insurance and other	64,701	64,801	64,338	65,753	64,908	60,940	64,495	67,824	63,497	63,956
Weighted average	40,424	42,557	41,040	42,834	41,715	41,461	41,944	41,359	40,609	41,335

Revenues per patient day (a):
Medicare	$1,296	$1,283	$1,213	$1,224	$1,255	$1,288	$1,232	$1,218	$1,240	$1,245
Medicaid	830	814	810	1,030	876	858	864	864	871	865
Medicare Advantage	n/a	n/a	n/a	n/a	n/a	n/a	1,368	1,324	1,280	1,317
Commercial insurance and other	1,872	1,788	1,688	1,723	1,765	1,667	1,666	1,762	1,664	1,688
Weighted average	1,361	1,319	1,254	1,304	1,309	1,313	1,272	1,277	1,267	1,282

Medicare case mix index (discharged patients only)	1.11	1.12	1.11	1.06	1.10	1.11	1.10	1.09	1.10	1.10

Average daily census	3,480	3,629	3,492	3,715	3,579	3,892	3,778	3,638	3,842	3,787
Occupancy %	66.1	64.2	62.0	65.9	64.5	68.4	65.6	61.6	64.1	64.9

(a)	Includes income related to certain Medicare reimbursement issues of $1.8 million in the first quarter of 2006, $4.3 million in the second quarter of 2006 and $2.3 million in the fourth quarter of 2006.

n/a – not available

KINDRED HEALTHCARE, INC.

Business Segment Data (Continued)

(Unaudited)

	2006 Quarters					2007 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Nursing center data:
End of period data:
Number of nursing centers:
Owned or leased	215	215	215	215		223	223	224	224
Managed	5	5	5	5		4	4	4	4

	220	220	220	220		227	227	228	228

Number of licensed beds:
Owned or leased	27,573	27,583	27,583	27,568		28,481	28,477	28,719	28,621
Managed	605	605	605	605		485	485	485	485

	28,178	28,188	28,188	28,173		28,966	28,962	29,204	29,106

Revenue mix %:
Medicare	36	35	33	34	34	35	35	34	34	34
Medicaid	45	46	47	46	46	44	44	44	44	44
Private and other	19	19	20	20	20	21	21	22	22	22

Patient days (excludes managed facilities):
Medicare	367,955	387,950	367,674	371,975	1,495,554	389,354	390,142	382,527	390,907	1,552,930
Medicaid	1,347,751	1,413,797	1,442,757	1,434,336	5,638,641	1,405,392	1,417,578	1,441,273	1,429,155	5,693,398
Private and other	370,701	403,844	426,256	426,115	1,626,916	432,145	448,605	478,831	489,190	1,848,771

	2,086,407	2,205,591	2,236,687	2,232,426	8,761,111	2,226,891	2,256,325	2,302,631	2,309,252	9,095,099

Patient day mix %:
Medicare	18	18	16	17	17	18	17	17	17	17
Medicaid	64	64	65	64	64	63	63	62	62	63
Private and other	18	18	19	19	19	19	20	21	21	20

Revenues per patient day:
Medicare Part A	$378	$379	$382	$399	$384	$406	$408	$408	$422	$411
Total Medicare (including Part B)	413	412	420	436	420	442	444	445	458	447
Medicaid	144	148	150	150	148	152	153	156	160	155
Private and other	218	221	220	218	219	231	237	237	238	236
Weighted average	204	208	208	210	208	218	220	221	227	222

Average daily census	23,182	24,237	24,312	24,266	24,003	24,743	24,795	25,029	25,101	24,918
Occupancy %	87.9	88.3	88.5	88.4	88.3	88.2	87.4	87.8	87.8	87.8

Rehabilitation data:
Revenue mix %:
Company-operated	78	78	75	74	75	74	69	68	65	68
Non-affiliated	22	22	25	26	25	26	31	32	35	32

KINDRED HEALTHCARE, INC.

2008 Earnings Guidance – Continuing Operations

(Unaudited)

(In millions, except per share amounts)

	2008 Earnings Guidance Ranges
	As of February 19, 2008		As of November 5, 2007
	Low	High	Low	High
Operating income	$565	$571	$568	$574

Rent	345	345	347	347
Depreciation and amortization	122	122	122	122
Interest, net	12	12	13	13

Income from continuing operations before income taxes	86	92	86	92
Provision for income taxes	37	39	37	39

Income from continuing operations	$49	$53	$49	$53

Earnings per diluted share	$1.25	$1.35	$1.25	$1.35

Shares used in computing earnings per diluted share	39.0	39.0	39.0	39.0